Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE:	§
§
HIPCRICKET, INC.1	§	CASE NO. 15-10104-LSS
§
Debtor.	§	Chapter 11
§

AMENDED PLAN OF REORGANIZATION OF THE DEBTOR
DATED MARCH 31, 2015, AS MODIFIED

Pachulski Stang Ziehl & Jones LLP	Haynes and Boone, LLP
Ira D. Kharasch (CA Bar No. 109084)	Charles A. Beckham, Jr. (TX Bar No. 02016600)
Linda F. Cantor (LA Bar No. 153762)	1221 McKinney Street, Suite 2100
James O'Neill (DE Bar Na. 4042)	Houston, Texas 77010
919 North Market Street, 17th Floor	Email: charles.beckham@haynesboone.com
P.O. Box 8705
Wilmington, DE 19899-8705 (Courier 19801)	-and-
Telephone: (302) 652-4100
Facsimile: (302) 652-4400	Trevor R. Hoffmann (NY Bar No. 24048806)
Email: ikharasch@pszjlaw.com	30 Rockefeller Plaza, 26th Floor
lcantor@pszjlaw.com	New York, NY 1011
joneill@pszjlaw.com	Email: trevor.hoffmann@haynesboone.com
COUNSEL TO DEBTOR-IN-POSSESSION	COUNSEL TO PLAN SPONSOR

1
The last four digits of the Debtor’s tax identification number are 2076.  The location of the Debtor’s headquarters and the service address for the Debtor is 110 110th Avenue NE. Suite 410, Bellevue, WA 98004.

i

EXHIBITS TO THE PLAN

Glossary of Defined Terms Exhibit A
Schedule of Assumed Contracts and Unexpired Leases Exhibit B

ii

Hipcricket, Inc., the Debtor and Debtor-in-Possession in the above-referenced Bankruptcy Case, and ESW Capital, LLC, in its capacity as the Plan Sponsor, jointly propose the Amended Plan of Reorganization of the Debtor dated March 31, 2015, as modified.  Reference is made to the Disclosure Statement Pursuant to 11 U.S.C. § 1125 in Support of the Amended Plan of Reorganization of the Debtor  for a discussion of the Debtor’s history, business, property and results of operations, and for a summary of the Plan and certain related matters.

All Creditors are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.  No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Proponents for use in soliciting acceptances or rejections of the Plan.

For avoidance of doubt, the Plan applies and preserves the maximum global jurisdiction possible under applicable U.S. law, including, without limitation, over the assets of the Debtor wherever located.  The Plan is also consistent with and implements the decisions of the Bankruptcy Court that are described in the Disclosure Statement.

ARTICLE I
SUMMARY OF THE PLAN

An overview of the Plan is set forth in the Disclosure Statement.  Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging the Debtor’s prepetition equity interests and issuing New Equity to the Plan Sponsor and to the DIP Lender, to the extent that it exercises the Subscription Option, and (2) the distribution of Cash and rights to certain litigation recoveries to holders of Allowed Claims in accordance with the priority scheme established by the Bankruptcy Code.

The reorganization of the Debtor and its estate described herein will be implemented via (1) issuance of a portion of New Equity to ESW Capital, LLC or an affiliate, in its capacity as the Plan Sponsor, in exchange for the Consideration; (2) receipt of a portion of the New Equity by ESW Capital, LLC, in its capacity as DIP Lender, pursuant to the Subscription Option; (3) distribution of the Consideration to the Creditors; and (4) creation of the Distribution Trust to pursue certain avoidance claims and causes of action for the benefit of Creditors.

ARTICLE II
DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

2.1. All capitalized terms not defined elsewhere in the Plan shall have the meanings assigned to them in the Glossary of Defined Terms attached as Exhibit A to the Plan.  Any capitalized term used in the Plan that is not defined herein has the meaning ascribed to that term in the Bankruptcy Code and/or Bankruptcy Rules.

2.2. For purposes of the Plan, any reference in the Plan to an existing document or exhibit filed or to be filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified.

2.3. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan, unless the context requires otherwise.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter.  The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

2.4. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan.

2.5. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

2.6. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE III
DESIGNATION OF CLAIMS AND INTERESTS

3.1 Summary

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Equity Interest is placed in a particular Class for purposes of voting on the Plan and receiving Distributions under the Plan only to the extent (i) the Claim or Equity Interest qualifies within the description of that Class; (ii) the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Equity Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Equity Interest has not been paid, released, or otherwise compromised before the Effective Date.  A Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Equity Interest which is not an Allowed Claim or Allowed Equity Interest.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Tax Claims are not classified under the Plan and are excluded from the following Classes.

3.2 Identification of Classes

The following is a designation of the classes of Claims and Equity Interests under the Plan.

Class 1: Secured Claims
Class 2: Priority Unsecured Non-Tax Claims
Class 3: General Unsecured Claims
Class 4: Subordinated Claims
Class 5: Equity Interests

3.3 Unimpaired Classes

Classes 1 and 2 are unimpaired under the Plan.  Under section 1126(f) of the Bankruptcy Code, holders of Claims in Classes 1 and 2 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

3.4 Impaired Classes/Entitled to Vote

Class 3 is impaired under the Plan.  Holders of Claims in Class 3 are entitled to vote to accept or reject the Plan.

3.5 Impaired Classes/Not Entitled to Vote

Holders of Subordinated Claims in Class 4 and Holders of Allowed Equity Interests in Class 5 will not receive Distributions on account of such Claims under the Plan.  Under section 1126(g) of the Bankruptcy Code, holders of Subordinated Claims in Class 4 and Holders of Allowed Equity Interests in Class 5 are conclusively presumed to have rejected the Plan, and therefore the Proponents will not solicit their votes.

3.6 Elimination of Classes for Voting Purposes

Any Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Equity Interest, or a Claim or Equity Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

3.7 Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy.  Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or liquidation of, as the case may be, would unduly delay the administration of the Bankruptcy Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

ARTICLE IV
TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Administrative Claims

(a) General:  Except with regards to the Ordinary Course Liabilities, including Allowed DIP Claim, subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive, from the Consideration, Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such date as is mutually agreed upon by the Proponents and the holder of such Claim.

(b) Allowed DIP Claims: The DIP Claim is Allowed in full.  (i) Pursuant to the Subscription Option, the DIP Lender, as a Qualified Ordinary Course Creditor, shall have the option, on account of being the holder of the Allowed DIP Claim, to exchange a total of up to $3,000,000 in satisfaction of such amount of its Allowed Claim for up to a total of 600 shares, equal to 60 percent, of the issued New Equity, at a rate of $5,000 of its Allowed DIP Claim for one (1) share of New Equity, and (ii) the DIP Lender, on account of being the holder of the Allowed DIP Claim, shall receive, from the Consideration, payment in Cash of the remaining amount of the Allowed DIP Claim after the DIP Lender has exercised the Subscription Option to receive its share of the New Equity. On the Effective Date, all liens and interests granted in exchange for the DIP Note shall be deemed discharged, cancelled, and released and shall be of no further force and effect. The Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect any and all Claims exchanged for New Equity pursuant to the Subscription Option.

(c) Payment of Statutory Fees:  All fees payable pursuant to 28 U.S.C. § 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due or no later than the Effective Date.  Postpetition U.S. Trustee fees and post-confirmation reports shall be paid and filed as required by 28 U.S.C. § 1930 until the Bankruptcy Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code.

(d) Bar Date for Administrative Claims:

(i) General Provisions:  Except as otherwise provided in this Article IV, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor and Plan Sponsor no later than ten (10) days after the Confirmation Hearing or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date.  Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date specified in this section shall be forever barred from asserting such Claims against the Debtor or any of its property.  Requests for payments of Administrative Claims included within a proof of claim are of no force and effect, and are disallowed in their entirety as of the Confirmation Date unless such Administrative Claim is subsequently Filed in a timely fashion as provided herein.

(ii) Professionals:  All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Reorganized Debtor and Post-Confirmation Service List an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date.  Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than twenty-one (21) days after the date the application is filed, or the Bankruptcy Court may enter an order authorizing the fees without a hearing.  Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

(iii) Tax Claims:  All requests for payment of Administrative Claims and other Claims by a Governmental Unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, which accrued or was assessed within the period from and including the Petition Date through and including the Effective Date (“Post-Petition Tax Claims”) and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) forty-five (45) days following the Effective Date; and (ii) ninety (90) days following the filing with the applicable Governmental Unit of the tax return for such taxes for such tax year or period.  Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtor or its property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date.  To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Post-Petition Tax Claim has been paid in full.

4.2 Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive, from the Consideration,  in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Proponents and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing.

4.3 Ordinary Course Liabilities

A holder of an Ordinary Course Liability is not required to file or serve any request for payment of the Ordinary Course Liability. The Debtor shall continue to pay each Ordinary Course Liability (other than the Allowed DIP Claim, as provided for in Section 4.1(b)) accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability, and the Approved Budget. The Reorganized Debtor shall continue to pay each Ordinary Course Liability accrued after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability.

ARTICLE V
CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND INTERESTS

5.1 Treatment of Allowed Secured Claims (Class 1)

On the Effective Date, solely to the extent an Allowed Secured Claim is collateralized by a segregated bank account, then the holder of such Allowed Secured Claim shall, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Secured Claim, have its Claim satisfied by receipt of the Cash deposited in the segregated bank account. All other holders of Allowed Secured Claims shall, at the election of the Plan Sponsor, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Secured Claims, have their Claims satisfied by the Reorganized Debtor by either (i) reinstatement pursuant to section 1124 of the Bankruptcy Code, (ii) receipt of the collateral securing such claim and any interest required to be paid pursuant to section 506(b) of the Bankruptcy Code, (iii) such other treatment as the Plan Sponsor and the applicable holder of the Allowed Secured Claim may agree, or (iv) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

5.2 Treatment of Allowed Priority Unsecured Non-Tax Claims (Class 2)

Each holder of an Allowed Priority Unsecured Non-Tax Claim against the Debtor shall receive, from the Consideration, on the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Unsecured Non-Tax Claim, either cash equal to the full unpaid amount of such Allowed Priority Unsecured Non-Tax Claim, or such other treatment as the Proponent and the holder of such Allowed Priority Unsecured Non-Tax Claim shall have agreed.

5.3 Treatment of Allowed General Unsecured Claims (Class 3)

On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, its Pro Rata Share of (i) remaining Consideration after payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, and Allowed Priority Unsecured Non-Tax Claims, and (ii) the Beneficial Interest in the Distribution Trust in accordance with the Distribution Trust Agreement.

5.4 Treatment of Allowed Subordinated Claims (Class 4)

No Distributions will be made to holders of Allowed Subordinated Claims.  On the Effective Date, all Allowed Subordinated Claims will be released and discharged.

5.5 Treatment of Allowed Equity Interests (Class 5)

No Distributions will be made to holders of Allowed Equity Interests.  On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligations of the Debtor and the Reorganized Debtor thereunder shall be discharged.

ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law.

6.2 Management and Board of Directors

The members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed without cause effective immediately prior to the Effective Date.  The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s bylaws.

6.3 Arrangements with the Distribution Trustee

By April 27, 2015, the Debtor, following consultation with the Committee, shall file with the Bankruptcy Court a disclosure identifying the Distribution Trustee under the Distribution Trust.  At the Confirmation Hearing, the Bankruptcy Court shall ratify such Distribution Trustee.  All compensation for the Distribution Trustee shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement.  The approved person shall serve as the Distribution Trustee on execution of the Distribution Trust Agreement at the Closing.

6.4 The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or at such other place identified in a notice provided to those parties listed in Section 13.12 of the Plan.  The Proponents may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing.  A notice of the rescheduled Closing shall be filed with the Bankruptcy Court and served on the parties identified in Section 13.12 of the Plan within two (2) days after the originally scheduled Closing.  All documents to be executed and delivered by any party as provided in this Article VI and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Proponents.  The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective on the Effective Date:

(a) Execution of Documents and Corporate Action.  The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan.  The Chief Executive Officer, or his designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan.  Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor.

(b) Cancellation of Equity Interests and Issuance of New Equity.  On the Effective Date, all prepetition Equity Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan, and 1,000 shares of New Equity of the Reorganized Debtor shall be issued.  The New Equity shall be free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan.

(c) Funding of the Consideration.  On the Effective Date, the Plan Sponsor shall contribute to the Debtor an amount of Cash equal to the Consideration in consideration of the Plan Sponsor’s purchase of the New Equity. The Consideration is not subject to any financing contingency.  The Allowed Equity Interests shall be terminated and cancelled and the holders of the Allowed Equity Interests shall neither retain nor receive any property under the Plan. The Consideration shall be used to fund Distributions under the Plan.  To the extent DIP Lender does not fully exercise the Subscription Option, the Plan Sponsor will acquire the remaining shares of New Equity for the remainder of the Consideration. The Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect any and all Claims exchanged for New Equity pursuant to the Subscription Option.

(d) Execution and Ratification of the Distribution Trust Agreement.  On the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto.  The Distribution Trust Agreement shall be provided in the Plan Supplement.  Each holder of a Claim shall be deemed to have ratified and become bound by the terms and conditions of the Distribution Trust Agreement.

(e) Payment of Certain Obligations.  Upon the funding of the Consideration as provided above in subsection (c), as soon as practicable thereafter, Todd Wilson, as the Chief Executive Officer and a representative of the Debtor, shall be authorized and directed to have the Debtor effectuate, funded from the Consideration, (i) the payments to eligible employees authorized under and subject to the Court’s Final Order Approving Amended Key Employee Incentive Plan and Authorizing Payments Thereunder entered on March 31, 2015 [Docket No. 287] (provided that the Debtor shall be authorized, in its discretion, to make any appropriate tax withholdings), and (ii) the payment to SITO Mobile, Ltd. of the Break-Up Fee and Expense Reimbursement, as such capitalized terms are defined in, and pursuant and subject to, the Court’s Order (A) Approving Bid Procedures for the Sale of Substantially All of Debtor’s Assets Outside the Ordinary Course of Business; (B) Scheduling an Auction and Hearing to Consider the Sale and Approve the Form and Manner of Notice Related Thereto; (C) Approving Payment of a Break-Up Fee and Expense Reimbursement; and (D) Granting Related Relief [Docket No. 118].  Notwithstanding any other provision in the Plan to the contrary, the portion of the Consideration used to fund the foregoing payments shall be controlled by the Debtor and used strictly for the afore-mentioned purposes, and shall not constitute a part of the Distribution Trust Fund or a Distribution Trust Asset.

(f) Transfer of Distribution Trust Assets.  All property of the Debtor constituting the Distribution Trust Assets (subject to the foregoing subsection (e)) shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, interests, and encumbrances.

6.5 Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of satisfying General Unsecured Claims by liquidating the Distribution Trust Assets transferred to the Distribution Trust and performing related and incidental functions referenced in the Distribution Trust Agreement, and the Distribution Trust shall have no objective of continuing or engaging in any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust.  The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan.  No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets.  It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d).  All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof).  All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust.  The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust.  The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b).  All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes.  Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

6.6 Right to Enforce, Compromise, or Adjust Distribution Trust Assets

The Distribution Trustee shall have and retain the sole and full power, authority, and standing to prosecute, compromise, or otherwise resolve the Distribution Trust Avoidance Actions assigned to the Distribution Trust, subject to the terms and conditions set forth in the Distribution Trust Agreement and the rights of the Oversight Board thereunder.  All proceeds derived from such causes of action shall constitute Distribution Trust Assets.

6.7 Preservation of Rights of Action

The Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all claims, rights and causes of action arising from its IP.  Unless any Claims against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred to the Distribution Trust or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all retained causes of action, whether arising before or after the Petition Date, and the Reorganized Debtor’s rights to commence, prosecute or settle such causes of action shall be preserved notwithstanding the occurrence of the Effective Date.  Notwithstanding the foregoing or any other provision herein, neither the Reorganized Debtor nor any other Person acting in their name or on their behalf shall prosecute or pursue any Avoidance Actions against any Person that is not an Insider of any Debtor.

ARTICLE VII
PROVISIONS GOVERNING RESOLUTION OF CLAIMS
AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

7.1 Right to Object to Claims

The Plan Sponsor and the Reorganized Debtor shall have the authority, but not the obligation, to object to, litigate, and settle, the amount, priority or the extent of any Administrative Claim, Secured Claim, Priority Tax Claim, or Priority Unsecured Non-Tax Claim. Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement and the rights of the Oversight Board thereunder, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan on and after the Effective Date, the Distribution Trustee shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court.  The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the causes of action retained under the Plan.  The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement.

7.2 Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code.  The objection shall notify the Creditor of the deadline for responding to such objection.

7.3 Deadline for Responding to Claim Objections

Within 30 days after service of an objection, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee.  Failure to file a written response within the 30-day time period shall constitute a waiver and release of that portion of the subject Claim that was subject to the objection, and shall cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or granting the relief requested in the claim objection.

7.4 Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

7.5 Distribution Procedures Regarding Allowed Claims

(a) In General

The Distribution Trustee shall make all Distributions required to be made under the Plan, including Distributions from the Distribution Trust.

(b) Distributions on Allowed Claims Only

Distributions from Available Cash shall be made only to the holders of Allowed Claims.  Until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution from Available Cash.

(c) Place and Manner of Payments of Distributions

Except as otherwise specified in the Plan, Distributions from Available Cash shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date.  If a Creditor has not filed a proof of claim or interest or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules of Assets and Liabilities.  The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances.  Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d) Undeliverable Distributions

If a Distribution made from Available Cash to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine such Creditor’s then current address.  If the Distribution Trustee cannot determine, or is not notified of, a Creditor’s then current address within six months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 7.5(e) of the Plan shall be applicable thereto.

(e) Unclaimed Distributions

If the current address for a Creditor entitled to a Distribution from Available Cash under the Plan has not been determined within six months after the Effective Date or such Creditor has otherwise not been located or submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee, then such Creditor (i) shall no longer be a Creditor and (ii) shall be deemed to have released such Claim.

(f) Withholding

The Distribution Trustee may at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.  The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(g) Dissolution

(i) The Distribution Trustee and Distribution Trust shall be discharged or dissolved, as the case may be, at such time as all of the Distribution Trust Assets have been distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the liquidation of the Distribution Trust Assets.

(ii) If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Distribution Trust Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

7.6 Procedures Regarding Distributions from the Distribution Trust

Procedures regarding Distributions from the Distribution Trust to holders of Class 3 Allowed General Unsecured Claims shall be governed by the Distribution Trust Agreement.

ARTICLE VIII
EXECUTORY CONTRACTS

8.1 Assumption of Executory Contracts

On the Effective Date, all Executory Contracts identified on the Schedule of Assumed Contracts and Unexpired Leases, attached as Exhibit B, shall be deemed assumed by the Reorganized Debtor. The Plan Sponsor may amend the Schedule of Assumed Contracts and Unexpired Leases through the deadline to file the Plan Supplement. Entry of the Confirmation Order shall constitute approval of the assumption of such Executory Contracts under sections 365 and 1123 of the Bankruptcy Code.

8.2 Rejection of Executory Contracts

All Executory Contracts not identified on the Schedule of Assumed Contracts and Unexpired Leases (or assumed by the Debtor previously) shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code

8.3 Procedures Related to Assumption of Executory Contracts

(a) Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts pursuant to Section 8.1 of the Plan are specified in the Schedule of Assumed Contracts and Unexpired Leases. Pursuant to the Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto served by the Debtor, counterparties to the Executory Contracts were required to file Objections to Cure Amount, if any, by the Cure Amount Objection Bar Date.

(b) Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract is rejected.  Any Executory Contract identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c) Payment of Cure Amounts

Within ten (10) Business Days after the Effective Date, the Reorganized Debtor shall pay, in Cash, all Cure Amounts related to Executory Contracts listed on the Schedule of Assumed Contracts and Unexpired Leases, other than Disputed Cure Amounts.  Subject to the revocation rights described in Section 8.3(b) above, the Reorganized Debtor shall pay all Cure Amounts that are subject to an objection on the Effective Date within ten (10) days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d) No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract by the Proponents on the Schedule of Assumed Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Proponents that any such contract or unexpired lease is in fact an Executory Contract or that the Debtor has any liability thereunder.

(e) Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

8.4 Rejection Claim Bar Date

Each Claim resulting from the rejection of an Executory Contract pursuant to Section 8.2 of the Plan shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract is rejected pursuant to a revocation notice pursuant to Section 8.3 above may file a rejection damage Claim arising out of such rejection within 30 days after the filing of the revocation notice with the Bankruptcy Court.  Any Claim resulting from the rejection of an Executory Contract not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan.  The Distribution Trustee shall have the right to object to any rejection damage Claim.

8.5 Indemnification Obligations

Any obligation of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any officer or director of the Debtor, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, an Executory Contract and (a) shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and (b) any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d) or violations of sections 327, 362, 363 or other requirements of the Bankruptcy Code, or, if any court of applicable jurisdiction rules to the contrary, such Claim shall  be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine.  Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs, or prejudices the rights of the Distribution Trustee to pursue the Distribution Trust Avoidance Actions.

ARTICLE IX
EFFECT OF REJECTION BY ONE OR MORE CLASSES

9.1 Impaired Classes Entitled to Vote

Each impaired Class shall be entitled to vote separately to accept or reject the Plan.  A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim or Equity Interest shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

9.2 Acceptance by Class

A Class of Claims shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

9.3 Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

ARTICLE X
EFFECT OF CONFIRMATION

10.1 Legally Binding Effect

The provisions of the Plan shall bind all Creditors and Interest Holders, whether or not they accept the Plan and wherever located.  On and after the Effective Date, all holders of Claims and Equity Interests shall be precluded and enjoined from asserting any Claim or Equity Interest against the Debtor or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.

10.2 Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan.

10.3 Yahoo! Rights

Notwithstanding any other provisions of the Plan, or any agreement among any parties-in-interest referenced herein, Yahoo! shall be deemed a timely objector to the Plan, and each of the following rights, claims, interests, and defenses shall be reserved and preserved for Yahoo!’s benefit.

(a) Nothing in the Plan, or any related order or agreement approved by or implementing the Plan, shall be, whether directly or indirectly, deemed to confer any immunity, exculpation, release, or other freedom from infringement or any wrongs involving Yahoo! IP, and Yahoo! may enforce the consequences of any infringement or any wrongs involving Yahoo! IP by the Debtor or any third party; provided, however, that Yahoo! shall not assert against or pursue the Sponsor or the Reorganized Debtor for any infringement or any other wrongs involving the Yahoo! IP by the Debtor prior to the Effective Date.

(b) Nothing herein shall directly or indirectly prevent Yahoo! from challenging, in court or through any governmental authority, agency, or instrumentality or otherwise, after the Effective Date the validity, interpretation, scope, or other effects of any of the Reorganized Debtor’s assets consisting of any U.S. or foreign patents, copyrights, trademarks, trade secrets, or other intellectual property, including without limitation the Debtor’s Patent No. 7,269,636 presently being re-examined by the Patent and Trademark Office.

(c) The rights, claims, interests, and defenses of Yahoo! set forth in sections 10.3(a) and (b) above shall not, whether directly or indirectly, be or be deemed enjoined, stayed, discharged, negated, barred, eliminated, or otherwise adversely affected by the Plan, except that Yahoo! shall not seek to impose on the Sponsor or the Reorganized Debtor, Debtor liabilities existing prior to the Effective Date for acts or omissions of the Debtor prior to the Effective Date. The Yahoo! Rights shall be free and clear of any other provision in the Plan, in each case as to acts, omissions, transactions, events, circumstances, conditions, or matters that arise, continue in effect, or exist after the Effective Date.

ARTICLE XI
INJUNCTIONS, RELEASES, AND DISCHARGE

11.1 Discharge and Release

Except as otherwise expressly provided in the Plan, the rights afforded in the Plan and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, against the Debtor or its Estate, assets, properties or interests in property. Except as otherwise provided herein, or in any Plan Documents, on the Effective Date, all Claims against and Interests in the Debtor shall be satisfied, discharged, and released in full.  The Reorganized Debtor shall not be responsible or liable for any duties, obligations, responsibilities, or liabilities of the Debtor except those expressly assumed by them in the Plan.

11.2 Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and release set forth in Section 11.1 shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim discharged and released in Section 11.1 and (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim discharged and released in Section 11.1. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor and Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property any other or further Claims, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

11.3 Exoneration and Reliance

To the extent allowed by law, the Protected Parties shall not be liable, other than with respect to criminal liability under applicable law, willful misconduct, or bad faith under applicable law, to any holder of a Claim or Equity Interest or any other Person with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken at any time after the Petition Date in connection with or related to the Chapter 11 Case, including without limitation, the negotiation, formulation, development, proposal, disclosure, solicitation, confirmation or implementation of the sales process and the Plan, and except with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, all such Persons are permanently enjoined from initiating a suit against any Protected Party.  For purposes of this paragraph, Protected Parties excludes the Distribution Trustee, Distribution Trust, the Plan Sponsor and DIP Lender.  Nothing in this section 11.3 shall prevent the enforcement of the terms of the Plan.

11.4 Additional Releases

To the extent allowed by applicable law, on, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Protected Parties (acting in any capacity whatsoever) shall be forever released and discharged from any and all Claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all Claims based on or arising out of facts or circumstances that existed as of or prior to the Plan in the Bankruptcy Case, including Claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors or other Persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Bankruptcy Case or the Debtor (or its predecessors); provided, however, the releases provided for in this paragraph shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.  No compliance with or reliance on the applicable law or the orders of the Bankruptcy Court shall be deemed or permitted to be judged, declared, or ruled to be in any way wrongful, in bad faith, ultra vires, inequitable or otherwise subject to any sanction or punishment, all of which are preempted, superseded and negated by the Plan to the maximum extent permitted by applicable law.

A vote to accept the Plan, or failure to vote by a creditor entitled to vote, constitutes an acceptance of all of the terms and provisions contained in the Plan, including, but not limited to, the grant of releases, injunctions, exculpation, exoneration and other limitations of liability in the Plan. If a creditor votes to reject the Plan, the creditor may nevertheless be deemed to be bound to the releases and be bound by the injunctions, exculpations, and other limitations of liability in the Plan to the maximum extent permitted by law, as later determined by the Court. If a creditor elects NOT to grant the releases contained in this Article 11.4 of the Plan, to (1) the Plan Sponsor and its affiliates, (2) the DIP Lender, and (3) directors, officers, agents, attorneys, accountants, consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such, then the creditor must opt-out in the Ballot. Election to withhold consent is at the creditor’s option.

ARTICLE XII
RETENTION OF JURISDICTION

12.1 Exclusive Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Bankruptcy Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a) To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Right of Action, Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

(b) To ensure that Distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(c) To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d) To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e) To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f) To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Reorganized Debtor or the Distribution Trust;

(g) To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor that may be pending on the Effective Date or that may be brought by the Reorganized Debtor, or the Distribution Trustee (as applicable), including claims arising under Chapter 5 of the Bankruptcy Code, or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

(h) To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(i) To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(j) To interpret and enforce any orders entered by the Bankruptcy Court in the Bankruptcy Case; and

(k) To enter an order closing this Bankruptcy Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

12.2 Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents.  For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a) Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor or the Reorganized Debtor or its successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of  IP or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(b) Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor under or related to the Bankruptcy Code; and

(c) Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.1 Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the amount, priority or extent of the administrative, priority or secured claims are satisfactory to the Plan Sponsor in its reasonable discretion, (b) the Confirmation Order shall be in form and substance acceptable to the Plan Sponsor, in its reasonable discretion, and shall provide for the Plan Sponsor and the DIP Lender to acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan, and (c) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been filed in form and substance acceptable to the Plan Sponsor in its reasonable discretion.

13.2 Conditions to Effectiveness

The Plan will not be effective unless (a) the conditions to confirmation above have been either satisfied, or waived, by the Plan Sponsor, (b) the Confirmation Order has been entered by the Bankruptcy Court, and no stay or injunction is in effect with respect thereto, (c) Plan Sponsor and the DIP Lender shall acquire the New Equity subject to the Subscription Option, free and clear of all Liens, Claims, and encumbrances of any kind, except as otherwise provided in the Plan, and (d) no material adverse change or development shall have occurred with respect to the Debtor’s IP or capital structure of the Debtor.

13.3 Exemption from Transfer Taxes

The Plan and the Confirmation Order provide for (a) the issuance, transfer or exchange of notes, debt instruments and equity securities under or in connection with the Plan; (b) the creation, assignment, recordation or perfection of any lien, pledge, other security interest or other instruments of transfer; (c) the making or assignment of any lease; (d) the creation, execution and delivery of any agreements or other documents creating or evidencing the formation of the Reorganized Debtor or the issuance or ownership of any interest in the Reorganized Debtor; or (e) the making or delivery of any deed or other instrument of transfer under the Plan in connection with the vesting of the Debtor’s assets in the Reorganized Debtor or the Distribution Trustee pursuant to or in connection with the Plan, including, without limitation, merger agreements, stock purchase agreement, agreements of consolidation, restructuring, disposition, liquidation or dissolution, and transfers of tangible property.  Pursuant to section 1146 of the Bankruptcy Code and the Plan, any such act described or contemplated herein will not be subject to any stamp tax, transfer tax, filing or recording tax, or other similar tax.

13.4 Securities Exemption

Any rights issued under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor or the Beneficial Interest in the Distribution Trust, and the offering and issuance thereof by any party, including without limitation the Proponents or the Estate, shall be exempt from Section 5 of the Securities Act of 1933, if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

13.5 Defects, Omissions and Amendments of the Plan

The Proponents may, with the approval of the Bankruptcy Court and without notice to holders of Claims and Equity Interests, insofar as it does not materially and adversely affect holders of Claims and Equity Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan.  The Proponents may propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code.  The Proponents may propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Proponents have complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

13.6 Withdrawal of Plan

The Proponents reserve the right to withdraw the Plan at any time prior to the Confirmation Date. If the Proponents withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

13.7 Due Authorization By Creditors

Each and every Creditor who elects to participate in the Distributions provided for herein warrants that the Creditor is authorized to accept in consideration of its Claim against the Debtor the Distributions provided for in the Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by the Creditor under the Plan.

13.8 Filing of Additional Documentation

By April 27, 2015, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

13.9 Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

13.10 Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.11 Transfer of Claims

Any transfer of a claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 13.11.  Notice of any such transfer shall be forwarded to the Debtor by registered or certified mail, as set forth in Section 13.12 hereof.  Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public.  The notice must clearly describe the interest in the claim to be transferred.  No transfer of a partial interest shall be allowed.  All transfers must be of one hundred percent (100%) of the transferor’s interest in the claim.

13.12 Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing.  Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

(a)	If to the Debtor, at:

Hipcricket, Inc.
c/o Pachulski Stang Ziehl & Street
10100 Santa Monica Blvd., 13th Floor
Los Angeles, California 90067
Attn: Ira Kharasch and Linda Cantor
Email: ikharasch@pszjlaw.com
Email: lcantor@pszjlaw.com

(b)	If to the Plan Sponsor, at:

ESW Capital, LLC
c/o Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Charles A. Beckham, Jr.
Email: charles.beckham@haynesboone.com
Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Trevor R. Hoffmann
Email: trevor.hoffmann@haynesboone.com
Fax: 212-884-9558

(c)	If to the DIP Lender, at:

ESW Capital, LLC
c/o Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Charles A. Beckham, Jr.
Email: charles.beckham@haynesboone.com
Fax: 713-236-5638

and

30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Trevor R. Hoffmann
Email: trevor.hoffmann@haynesboone.com
Fax: 212-884-9558

(d)	If to the U.S. Trustee, at:

Office of the United States Trustee
Andrew R. Vara, Acting United States Trustee, Region 3
c/o Jane M. Leamy
844 King Street, Room 2207
Lockbox #35
Wilmington, DE 19899-0035
Fax: 302-573-6497

(e)	If to the Committee, at

Committee of Unsecured Creditors of Hipcricket, Inc.
c/o Pepper Hamilton LLP
Hercules Plaza, Suite 5100
1313 Market Street
P.O. Box 1709
Wilmington, DE 19899-1709
Attn: Donald J. Detweiler and Henry Jon Jaffe
Email: detweilerd@pepperlaw.com
Email: jaffeh@pepperlaw.com
Fax: (302) 421-8390

and

Committee of Unsecured Creditors of Hipcricket, Inc.
c/o Cooley LLP
The Grace Building
1114 Avenue of the Americas
New York, NY 10036-7798
Attn: Jay Indyke and Jeffrey L. Cohen
Email: jindyke@cooley.com
Email: jcohen@cooley.com
Fax: (212) 479-6275

(f)	If to any Creditor or Interest Holder in his capacity as such, at his address or facsimile number as listed on the Post-Confirmation Service List.

13.13 U.S. Trustee Fees

The Debtor will pay pre-confirmation fees owed to the U.S. Trustee on or before the Effective Date of the Plan.  After confirmation, the Distribution Trustee will file with the court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-confirmation quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).

13.14 Implementation

The Debtor, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents.

13.15 No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of the classification of any Claim or Equity Interest.

ARTICLE XIV
SUBSTANTIAL CONSUMMATION

14.1 Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.
14.2 Final Decree

On full consummation and performance of the Plan and Plan Documents, the Distribution Trustee may request the Bankruptcy Court to enter a final decree closing the Bankruptcy Case and such other orders that may be necessary and appropriate.
[Remainder of Page Intentionally Left Blank]

Dated:  March 31, 2015

HIPCRICKET, INC.

/s/ Todd Wilson
Todd Wilson
Chief Executive Officer
110 110th Avenue NE, Suite 410
Bellevue, Washington 98005
Debtor and Debtor-in-Possession and Proponent

ESW CAPITAL, LLC

/s/ Andrew Price
Andrew Price
Chief Financial Officer
401 Congress Ave., Suite 2650
Austin, Texas 78701
Plan Sponsor and Proponent

EXHIBIT A
Glossary of Defined Terms

“Administrative Claim” means any cost or expense of administration of the Bankruptcy Case incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of preserving the Debtor’s estate, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Case, certain taxes, fines and penalties, any actual and necessary postpetition expenses of operating the business of the Debtor, certain postpetition indebtedness or obligations incurred by or assessed against the Debtor in connection with the conduct of its business, or for the acquisition or lease of property, or for providing of services to the Debtor, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28, United States Code.  With respect to quarterly U.S. Trustee fees, the Debtor shall pay, from the Distribution Reserve, any accrued such fees on the Effective Date and timely pay all post-confirmation quarterly fees as they accrue until the date of the closing of the Bankruptcy Case.  Professional Compensation Claims shall only be Allowed for duly employed Professionals in the Bankruptcy Case in accordance with applicable law. For the avoidance of doubt, the Allowed DIP Claim shall be deemed to be an Administrative Claim for all purposes hereunder.

“Administrative Claim Bar Date” means the first Business Day that is ten (10) days after the Confirmation Hearing.

“Administrative Claimant” means any Person entitled to payment of an Administrative Claim.

“Allowance Date” means the date that a Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

“Allowed Claim” means, with respect to any Claim, a Claim allowable under 11 U.S.C. § 502 (a) for which a proof of claim was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, the Administrative Claim Bar Date or the Rejection Claim Bar Date, and as to which no objection or other challenge to the allowance thereof has been timely Filed, or if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; or (b) for which a proof of claim is not filed and that has been listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed by the terms of the Plan.  For purposes of determining the amount of an Allowed Claim (other than a Claim specifically Allowed under the Plan), there shall be deducted therefrom an amount equal to the amount of any claim that the Debtor may hold against the Creditor under 11 U.S.C. § 553.  Notwithstanding anything to the contrary in the Plan, the Debtor may, in its discretion, treat a Claim as an Allowed Claim to the extent it is allowed by an Order that is not a Final Order.

“Allowed Administrative Claim” means an Administrative Claim to the extent it is or becomes an Allowed Claim.

“Allowed Administrative Tax Claim” means an Administrative Claim of a Governmental Unit to the extent it is or becomes an Allowed Claim.

“Allowed DIP Claim” means the Administrative Claim of the DIP Lender under the DIP Note.

“Allowed Equity Interests” means an Equity Interest to the extent it is or becomes an Allowed Claim.

“Allowed General Unsecured Claim” means a General Unsecured Claim to the extent it is or becomes an Allowed Claim.

“Allowed Secured Claim” means a Secured Claim other than the Allowed DIP Claim, to the extent it is or becomes an Allowed Claim.

“Allowed Subordinated Claim” means a Subordinated Claim to the extent it is or becomes an Allowed Claim.

“Allowed Priority Unsecured Non-Tax Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, to the extent it is or becomes an Allowed Claim and entitled to priority in payment under section 507(a) of the Bankruptcy Code.

“Allowed Priority Tax Claim” means any Claim, to the extent it is or becomes an Allowed Claim and entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

“Approved Budget” means the Budget agreed to by the Debtor and the DIP Lender and attached as Exhibit A to the DIP Note.

“Available Cash” means all of the Cash held by the Reorganized Debtor including Cash deposited or held in the Distribution Reserve on account of disputed or undetermined Administrative Claims, Priority Tax Claims, Priority Unsecured Non-Tax Claims, and General Unsecured Claims to the extent that those Claims are disallowed in whole or in part after the Effective Date, less the Distribution Reserve.

“Avoidance Actions” means any and all rights, claims, and causes of action arising under any provision of Chapter 5 of the Bankruptcy Code.

“Avoided Lien” means a Lien to the extent it has been set aside, invalidated, or otherwise avoided pursuant to an Avoidance Action or otherwise.

“Ballot” means the form of ballot which the Debtor will transmit to Creditors who are, or may be, entitled to vote on the Plan.

“Bankruptcy Case” means In re Hipcricket, Inc., Case No. 15-10104 (LSS) in the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, as applicable to this Bankruptcy Case.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, together with the District Court as to matters as to which the reference is withdrawn under 11 U.S.C. § 157(d).

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Beneficial Interest” means an interest that entitles the holder thereof to a Distribution in accordance with the Distribution Trust Agreement.

“Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

“Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means Cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issues by banks, and commercial paper of any Person, including interest accrued or earned thereon.

“Charter Documents” means the articles of certificate of incorporation and the bylaws of the Debtor or Reorganized Debtor, as applicable, and any amendments to the foregoing.

“Chief Executive Officer” means Todd Wilson, in his capacity as the Chief Executive Officer of the Debtor.

“Claim” has the meaning assigned to such term by section 101(5) of the Bankruptcy Code.

“Claim Objection Deadline” means the first Business Day that is 120 days after the Effective Date, as may be extended by order of the Bankruptcy Court.

“Claims Against Third Parties” means Avoidance Actions.

“Class” means one of the classes of Claims or Equity Interests defined in Article III of the Plan.

“Clerk” means the Clerk of the Bankruptcy Court.

“Closing” means the closing of the transactions contemplated under Article VI of the Plan.

“Collateral” means all Estate Property securing the repayment of the DIP Credit Facility.

“Committee” means the Committee of Unsecured Creditors appointed by the U.S. Trustee on January 30, 2015.

“Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the Order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

“Consideration” means Cash paid by the Plan Sponsor in the amount of $8,250,000, subject to the Subscription Option. For the avoidance of doubt, the Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect the amount of Allowed DIP Claim exchanged for New Equity pursuant to the Subscription Option.

“Creditor” means any person that holds a Claim against the Debtor that arose on or before the Effective Date, or a Claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

“Cure Amount” means the amount of Cash required to cure defaults necessary to assume an Executory Contract under 11 U.S.C. § 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Reorganized Debtor and the other party(ies) to the Executory Contract and as listed in the Schedule of Assumed Contracts and Unexpired Leases

“Cure Amount Objection Bar Date” means May 1, 2015.

“D&O Policies” means all current and prior director and officer insurance policies of Debtor and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any insurance recoveries.

“Debtor” means Hipcricket, Inc., a Delaware corporation and debtor-in-possession in the Bankruptcy Case.

“Debtor-in-Possession” means the Debtor in its capacity as debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

“DIP Note” means the Debtor-In-Possession Note, dated as of [   2015], by and between the Debtor and the DIP Lender and approved by the Bankruptcy Court, as subsequently amended or modified.

“DIP Lender” means ESW Capital, LLC, in its capacity as debtor-in-possession lender under the DIP Note.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by either a Final Order or pursuant to a settlement, or (b)(i) is listed in the Schedules of Assets and Liabilities at zero or as contingent, disputed or unliquidated, including by amendment hereby of such Schedules of Assets and Liabilities, and (ii) as to which a bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code, any Final Order, or applicable law, or which is not deemed allowed by the terms of the Plan.

“Disclosure Statement” means the Disclosure Statement for the Plan of Reorganization of Hipcricket, Inc. dated March 20, 2015, filed by the Proponents with the Bankruptcy Court, as may be amended or supplemented.

“Disclosure Statement Approval Date” means the date the Order Approving Disclosure Statement is entered on the docket of the Bankruptcy Case.

“Disputed Claim” means a Claim as to which a proof of claim or interest has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order.  Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim in the Schedules of Assets and Liabilities to the extent of such excess; (ii) no corresponding Claim has been scheduled in the Schedules of Assets and Liabilities; or (iii) the Claim has been scheduled in the Schedules of Assets and  Liabilities as contingent, disputed or unliquidated or in the amount of $0.

“Disputed Cure Amount” means, with respect to an Executory Contract for which a Proof of Cure Claim is filed, the amount that the counterparty to such Executory Contract asserts is necessary to assume such Executory Contract under 11 U.S.C. § 365(b).

“Distribution” means, except as otherwise provided in the Plan, the property required by the Plan to be distributed to the holders of Allowed Claims.

“Distribution Date” means any date that a Distribution is made under the Plan or the Distribution Trust Agreement.

“Distribution Record Date” means the Confirmation Date.

“Distribution Reserve” means a reserve established to hold, in one or more segregated accounts to be established by the Debtor, Cash equal to the aggregate of (a) Cash that would have been distributed on the Distribution Date on account of Disputed or undetermined (i) Administrative Claims had they been Allowed Claims, provided that with respect to Administrative Claims for which applications for compensation of professionals or other periods retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, (ii) Priority Unsecured Non-Tax Claims, and (iii) General Unsecured Claims, plus (b) accrued interest on all Cash in the Distribution Reserve, plus (c) Cash in the amount of all taxes previously incurred by the Debtor (and not paid or otherwise provided for under the Plan) and all taxes and professional fees estimated to be incurred by the Reorganized Debtor, including professional fees of the Reorganized Debtor; plus (d) Cash in the amount of all estimated costs and expenses of effectuating the corporate actions contemplated by Article VI of the Plan, plus (f) Cash in the amount of the estimated operating expenses of the Reorganized Debtor, if any.

“Distribution Trust” means the trust established under the Plan and the Distribution Trust Agreement.

“Distribution Trust Account” means the segregated interest bearing account established by the Distribution Trust into which shall be deposited (a) the Distribution Trust Fund, (b) the proceeds of the Distribution Trust Avoidance Actions, and (c) the proceeds of the liquidation of all other Distribution Trust Assets.

“Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee and the Oversight Board.  The Distribution Trust Agreement shall be part of the Plan Supplement.

“Distribution Trust Assets” means, collectively, (a) the Distribution Trust Avoidance Actions, (b) the Distribution Trust Fund, and (c) the D&O Policies.

“Distribution Trust Available Cash” means the cash on deposit in the Distribution Trust Account at any time, less the Distribution Trust Operating Reserve.

“Distribution Trust Avoidance Actions” means the Avoidance Actions against any Insider held by the Debtor on the Effective Date and transferred to the Distribution Trust at the Closing.

“Distribution Trust Fund” means Consideration to be funded to the Distribution Trust Account after payment of certain obligations on the Effective Date, including the Allowed DIP Claim and obligations under 6.4(e) of the Plan.

“Distribution Trust Operating Expenses” means the reasonable costs and expenses, including professional fees, of the Distribution Trustee in administering the Distribution Trust.

“Distribution Trust Operating Reserve” means such reserve of Cash determined from time to time by the Distribution Trustee pursuant to the Distribution Trust Agreement to be reasonably necessary to pay Distribution Trust Operating Expenses, including (a) the unpaid liabilities, debts, or obligations of the Distribution Trust; (b) the fees and expenses of the Distribution Trustee; (c) all fees and expenses of professionals retained by the Distribution Trust; and (d) any and all other costs associated with the liquidation or preservation of the Distribution Trust Assets.

“Distribution Trust Register” means the register of Beneficial Interests in the Distribution Trust.

“Distribution Trust Registrar” means the registrar of the Distribution Trust Register appointed by the Distribution Trustee.

“Distribution Trustee” means the Person appointed to administer the Distribution Trust with such rights, duties, and obligations as set forth in the Distribution Trust Agreement, subject to the authority of the Oversight Board.

“District Court” means the United States District Court for the District of Delaware.

“Effective Date” means the first Business Day following the Confirmation Date on which (a) the Confirmation Order is not stayed, (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan, and (c) the Reorganized Debtor has Filed a notice of the Effective Date.

“Equity Interest” means any interest in the Debtor represented by ownership of common or preferred stock including, to the extent provided by applicable law, any warrant, option or other security to acquire any of the foregoing.

“Estate” means the estate created upon the filing of the Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, together with all rights, claims and interests appertaining thereto.

“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by 11 U.S.C. § 541.

“Executory Contracts” means executory contracts and unexpired leases as such terms are used in 11 U.S.C. § 365, including all operating leases, capital leases, and contracts to which the Debtor is a party or beneficiary on the Confirmation Date.

“File or Filed” means a request for relief encompassed within a pleading or other document is Filed when and on such date as such pleading or other document is entered on the docket of the Bankruptcy Court in this Bankruptcy Case.  A proof of claim is Filed when and on such date as such proof of claim is entered on the claims register in this Bankruptcy Case.

“Final Distribution” means a Distribution made under the Plan which represents the only or last Distribution to be made to a particular Class of Creditors.

“Final Distribution Date” means the date upon which the Reorganized Debtor makes a Final Distribution.

“Final Order” means an order or judgment which has not been reversed, stayed, modified, or amended and as to which the time for appeal has expired and no stay has been obtained.

“General Bar Date” means the deadline for filing proofs of claim established by the Bankruptcy Court as May 4, 2015, at 4:00 p.m. prevailing Eastern time.

“General Unsecured Claim” means a Claim other than an Administrative Claim, a Priority Unsecured Non-Tax Claim, or a Priority Tax Claim.

“Governmental Unit” means United States; State; Commonwealth; District; Territory; municipality; department, agency, or instrumentality of the United States (but not a United States trustee while serving as a trustee in a case under title 11 of the United States Code), a State, a Commonwealth, a District, a Territory, or a municipality; or other domestic government.

“Governmental Unit Bar Date” means July 19, 2015, at 4:00 p.m. prevailing Eastern time, the deadline for Governmental Units to File proofs of claim in the Bankruptcy Case.

“Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

“Interest Holder” means any holder or owner of an Equity Interest.

“IP” means intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses; (v) the entire goodwill of or associated with the businesses now or hereafter conducted by the Debtor connected with and symbolized by any of the aforementioned properties and assets; and (vi) all accounts, payment intangibles, commercial tort claims and other rights to payment, all other proprietary rights or other intellectual or other similar property, and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, and all proceeds of any IP.

“Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation which has not been avoided or invalidated under any provision of the Bankruptcy Code or other applicable law.

“New Equity” means the all of the equity interest in the Reorganized Debtor, issued on the Effective Date, to the Plan Sponsor, and to the DIP Lender under and subject to the Subscription Option, in the total amount of 1,000 shares, free and clear of all Liens, Claims and encumbrances of any kind, except as provided in the Plan.

“Objection to Cure Amount” means the document filed in the Bankruptcy Court by a counterparty to an Executory Contract required in the event that such counterparty disputes the Cure Amount identified in the Schedule of Assumed Contracts and Unexpired Leases.

“Order Approving Disclosure Statement” means the Order (A) Approving the Disclosure Statement, (B) Scheduling a Hearing to Consider Confirmation of the Plan, (C) Establishing Voting and Objection Deadlines, and (D) Approving Forms of Ballots and Solicitation Procedures entered by the Bankruptcy Court.

“Ordinary Course Creditor(s)” means a Creditor with an Ordinary Course Liability.

“Ordinary Course Liability” means an Administrative Claim (other than a Professional Compensation Claim or an Administrative Tax Claim) based on liabilities incurred in the ordinary course of the Debtor’s business operations.

“Oversight Board” means the three (3) Person board appointed by the Committee to oversee, direct and approve the actions of the Distribution Trustee in accordance with the Distribution Trust Agreement.  The initial members of the Oversight Board shall be identified in the Plan Supplement.

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other entity, and the Protected Parties.

“Petition Date” means January 20, 2015, the date on which the Debtor filed its voluntary Chapter 11 petition commencing the Bankruptcy Case.

“Plan” means this Plan of Reorganization of the Debtor, as it may be amended or modified.

“Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, which will be filed with the Bankruptcy Court on or before April 27, 2015.

“Plan Sponsor” means ESW Capital, LLC or an affiliate, in such capacity.

“Plan Supplement” means, collectively, any such documents as are referenced as such in this Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

“Post-Confirmation Service List” means the list of those parties who have notified the Reorganized Debtor in writing, at or following the Confirmation Hearing, of their desire to receive electronic notice of all pleadings filed by the Reorganized Debtor and have provided the e-mail address to which such notices shall be sent.

“Priority Unsecured Non-Tax Claim” means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent entitled to priority in payment under section 507(a) of the Bankruptcy Code.

“Priority Tax Claim” means any Claim held by a Governmental Unit entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

“Professional” means a professional employed in the Bankruptcy Case pursuant to Final Order under sections 327, 328, 363, or 1103 of the Bankruptcy Code; provided that for the purposes of any bar dates, duties or other requirements imposed by the Plan (as distinguished from benefits or rights provided by or pursuant to the Plan), any professional not so employed in the Bankruptcy Case, but asserting any right or claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, shall have to comply with such same bar dates, duties and requirements as a Professional as one condition precedent to seeking any standing in the Bankruptcy Case, any Allowance of any Claim or any other right under the Plan like a Professional, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Professional Compensation Claim” means a Claim for compensation or reimbursement of expenses of a Professional retained in the Bankruptcy Case or any Chapter 11 trustee, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 503(b) and 1103; provided that for the purposes of any Claim asserted by any professional not so employed in the Bankruptcy Case, but asserting any Claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, the holder of such Claim shall have to comply with the same bar dates, duties and requirements as the holder of a Professional Compensation Claim as one condition precedent to seeking any standing or treatment as such, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

“Pro Rata Share” means as to a particular holder of a particular Claim, the ratio that the amount of such Claim held by such Claimholder bears to the aggregate amount of all Claims in the particular Class or category.  Such ratio shall be calculated as if all Claims in the particular Class or category asserted against Debtor are Allowed Claims as of the Effective Date, unless specifically provided otherwise in the Plan.

“Proponents” means the Plan Sponsor and the Debtor, in their capacity as proponents of the Plan.

“Protected Parties” (each one, a “Protected Party”) means (a) the Debtor; (b) the Reorganized Debtor; (c) the Distribution Trust; (d) the Distribution Trustee; (e) the Plan Sponsor and its affiliates; (f) the DIP Lender; (g) the Committee and its members; and (h) directors, officers, agents, attorneys, accountants, consultants, equity holders, financial advisors, investment bankers, professionals, experts, and employees of any of the foregoing, in their respective capacities as such.  Any affiliate or other party related to any Protected Party shall also be a Protected Party to the extent that such affiliate or related party is alleged or charged to be directly or indirectly liable on any derivative, vicarious liability, alter ego or other theory for imposing liability on an affiliate or related party for the conduct or liability of the Protected Party.  For the avoidance of doubt, the target of any Distribution Trust Avoidance Action shall not be, and is not, a Protected Party.

“Qualified Ordinary Course Creditor” means of the Ordinary Course Creditors, the DIP Lender.

“Rejection Claim Bar Date” means either (as applicable) (i) in respect to Executory Contracts rejected pursuant to a revocation notice filed pursuant to Section 8.3(b) of the Plan, the date that is thirty (30) days after the filing of such revocation notice, or (ii) as to all other Executory Contracts, the date that is thirty (30) days after the Effective Date.

“Reorganized Debtor” means the Debtor as it exists after the Effective Date.

“Rights of Action” means any and all claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate.

“Schedule of Assumed Contracts and Unexpired Leases” means the schedule identifying the Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtor under the Plan.  The Schedule of Assumed Contracts and Unexpired Leases is attached as Exhibit B to the Plan.

“Schedules of Assets and Liabilities” means the Debtor’s Schedules of Assets and Liabilities, as may be amended or supplemented, and filed with the Bankruptcy Court in accordance with section 521(a)(1) of the Bankruptcy Code, including as amended by the Plan or any Plan Supplement.

“Secured Claim” means a claim secured by the Debtor’s assets, except for the Allowed DIP Claim.

“Shareholder Lawsuit” means the lawsuit styled and captioned, Leibsohn v. Hipcricket Technologies, Inc., Case No. 13-3-40007-3, pending in the Superior Court of Washington for King County.

“Subordinated Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code, including, but not limited to, any Claim resulting from or related to the Shareholder Lawsuit.

“Subscription Option” means the ability of the Qualified Ordinary Course Creditor to, at its option, exchange a total of up to $3,000,000 of its Allowed DIP Claim for up to a total of 600 shares of New Equity at a rate of $5,000 of its Allowed DIP Claim for one (1) share of New Equity. The Consideration payable by the Plan Sponsor under the Plan shall be reduced on a dollar-for-dollar basis to reflect the amount of Allowed DIP Claim exchanged for New Equity pursuant to the Subscription Option.

“Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

“U.S. Trustee” means the Office of the United States Trustee for Region 3.

“Yahoo!” means Yahoo! Inc., and its current or future wholly-owned U.S. affiliates.

“Yahoo! IP” means U.S. or foreign patents, copyrights, trademarks, trade secrets, or other intellectual property owned by Yahoo!.

“Yahoo! Rights” means the rights, claims, interests, and defenses of Yahoo! set forth in Section 10.3 of the Plan.